UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2013

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 300, 400-5 Ave SW Calgary, AB Canada T2P 0L6
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-403-539-8710

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On May 1, 2013, Park Place Energy Corp. ( the “Company”, “we”, “us”, “our”) entered into a Consulting Agreement with Larsen Energy Consulting Inc. for services in regards to the negotiations and acquisitions of our property interests. Pursuant to the terms of the Consulting Agreement, compensation for the provision of services is $7,500 per month and includes the issuance of 200,000 shares of common stock of our Company. The Consulting Agreement also includes an award of options and bonus when the dispute with Overgas was brought to a successful conclusion. Accordingly, on or about July 13, 2013, we issued 600,000 options to Scott Larsen/ Larsen Energy Consulting Inc. pursuant to our 2011 Stock Option Plan, at an exercise price of $0.10 per share, exercisable until July 13, 2018.

As previously disclosed, on October 12, 2010, the Bulgarian Council of Ministers had granted to our company a permit for the exploration and prospecting of the “Vranino 1-11 block”, an oil and natural gas prospect located in the Dobroudja Basin in north eastern Bulgaria. The award was appealed by Overgas Inc. AD, a corporation operating in Bulgaria (“Overgas”). In the most recent action, on June 17, 2013, the Fifth Division Supreme Administrative Court in Bulgaria upheld the award of the Vranino 1-11 oil and gas exploration block license to our company.

On July 12, 2013, our company, along with our wholly owned Bulgarian subsidiary, BG Explorations EOOD (“BGE”), entered into an Agreement with Overgas “the Agreement”. Pursuant to the Agreement, BGE agreed to purchase data and geological and geophysical reports on the area covered by the Vranino 1-11 block for 308,750 Euros. Overgas agreed as part of the Agreement not to further appeal the Vranino 1-11 block award to our company. Having resolved the dispute with Overgas pursuant to the Agreement, as of July 11, 2013, this most recent decision is now final.

Our company will now proceed to negotiate the license agreement with the Ministry of Economy and Energy. Our company anticipates being able to commence initial work under the license beginning early in 2014.

On or about July 13, 2013, we resolved to issue 75,816 shares to a company controlled by a director of our company, with respect to the settlement of debt in the amount of $5,690. These shares will be issued to one (1) Non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), relying on Rule 506 of Regulation D of the Securities Act of 1933.

On or about July 16, 2013, we issued 200,000 shares of our common stock in accordance with the terms of the Consulting Agreement dated May 1, 2013, as noted above. We issued the shares to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), relying on Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement with Larson Energy Consulting Inc. dated May 1, 2013
10.2	Overgas Agreement dated July 12, 2013
99.1	News Release dated July 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Taisiia Popova
Taisiia Popova
Chief Executive Officer and Chief Financial Officer
Date: July 17, 2013